Exhibit 23.3


ROBINSON & COLE LLP                                   280 Trumbull Street
                                                      Hartford, CT 06103-3597
                                                      Main (860) 275-8200
                                                      Fax (860) 275-8299

                                        December 2,2005


Hartford Life Insurance
200 Hopmeadow Street
Simsbury, Connecticut 06089


         Re: REGISTRATION STATEMENT ON FORM S-3 FILED BY HARTFORD LIFE INSURANCE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 2005 (THE "REGISTRATION STATEMENT")


         This letter will serve as our consent to the use of our name under the heading "Description of the Funding Agreements - Priority" in the Prospectus relating to the offering of $1,000,000 Secured Notes issued through Hartford Life Global Funding Trusts, filed as part of the above-referenced Registration Statement, and the filing of this letter as an exhibit to such Registration Statement. In providing such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                                        Very truly yours,
                                        /s/ Robinson & Cole LLP
                                        -----------------------
                                        Robinson & Cole LLP




[Robinson & Cole Logo Omitted]
LAW OFFICES
BOSTON
HARTFORD
NEW LONDON
STAMFORD
GREENWICH
NEW YORK CITY
SARASOTA
www.rc.com